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                                STATE OF FLORIDA

                              DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Incorporation of MAGICWORKS TRANSPORTATION, INC., a corporation organized under the laws of the State of Florida, filed on January 7, 1998, as shown by the records of this office.

The document number of this corporation is P98000001635.




                                                Given under my hand and the
                                           Great Seal of the State of Florida at
                                             Tallahassee, the Capitol, this the
                                               Fifteenth day of October, 1998


                                            /s/ Sandra B. Mortham
                                            ------------------------------------
                                            Sandra B. Mortham
                                            Secretary of State


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H98000000395                                        FILED 98 JAN-7 AM 8:12
                                                        SECRETARY OF STATE
                                                      TALLAHASSEE, FLORIDA
ARTICLES OF INCORPORATION


Article I.  Name
The name of this Florida corporation is:
Magicworks Transportation, Inc.

Article II.  Address
The mailing address of the Corporation is:
Magicworks Transportation, Inc.
930 Washington Avenue, 5th Floor
Miami Beach FL 33139

Article III.  Registered Agent
The name and address of the registered agent of the Corporation is:
Corporate Creations Enterprises Inc.
4521 PGA Boulevard #211
Palm Beach Gardens FL 33418

Article IV.  Board of Directors
The name of each member of the Corporation's Board of Directors is:
Glenn Bechdel
Lee D. Marshall
Joe Marsh

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time, in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.

Article V.  Capital Stock
The Corporation shall have the authority to issue 2,000 shares of common stock, par value $.01 per share.

Article VI.  Incorporator
The name and address of the incorporator is:
Corporate Creations International Inc.
8995 North Military Trail o  Suite 202D
Palm Beach Gardens FL 33410-6266




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Article VII.  Corporate Existence
These Articles of Incorporation shall become effective and the corporate existence will begin on January 7, 1998.

The undersigned incorporator executed these Articles of Incorporation on January 7, 1998.


/s/ Frank A. Rodriguez
----------------------------------------
CORPORATE CREATIONS INTERNATIONAL INC
Frank A. Rodriguez President



Corporate Creations International Inc.
8895 North Military Trail o  Suite 202D
Palm Beach Gardens FL 33410-6266
(561) 694-8107


H98000000395


                                      -2-

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CERTIFICATE OF DESIGNATION
REGISTERED AGENT/OFFICE



CORPORATION:
Magicworks Transportation, Inc.


REGISTERED AGENT/OFFICE:
Corporate Creations Enterprises Inc.
4521 PGA Boulevard #211
Palm Beach Gardens FL 33418



I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.


/s/ Frank A. Rodriguez
---------------------------------------------
CORPORATE CREATIONS ENTERPRISES, INC.
Frank A. Rodriguez, President

Date:  January 7, 1998



Corporate Creations International Inc.
8895 North Military Trail o  Suite 202D
Palm Beach Gardens FL 33410-6266
(561) 694-8107


H98000000395